Exhibit 99.1

March 3, 2021

Dear Partner:

2020 was a challenging year for every business. Non-operated oil and gas was no exception and may have been hit as hard as any industry. Coming into 2020, Energy Resources 12, L.P. (the “Partnership”, “ER12”, “we”, or “our”) was increasing production through its well drilling program through our various operators and had built up cash reserves. When prices dropped significantly at the end of the first quarter, we made the decision to continue paying dividends to the Limited Partners which used up some of the cash reserves.

The second quarter of 2020 saw record price drops. Multiple operators suspended drilling on acreage owned. Prices rose in the third quarter and we started to see a slow recovery in the fourth quarter with prices ending the year in the mid $40s. Production of the wells also started to decrease with no new drilling. ER12 receives cash from the operators a little over a month after it has been earned and as such, we do not have actual results from the first quarter of 2021. However, we are optimistic that results will continue to improve if oil pricing can sustain at current levels. ER12 currently has no debt outstanding.

In the coming weeks you should receive a copy of our Form 10-K with 2020 results. By the end of March, you will have received your K-1 tax form. Your David Lerner Associates, Inc. statement reflects a price as of year-end 2020 calculated as prescribed by authorities. Due to the nature of the oil and gas industry, this valuation can change significantly from year to year. If we were to do the same calculation today, we believe the result would be significantly different due to the increased price of oil and gas.

If you have questions regarding the status of your investment, please contact your Investment Counselor at David Lerner Associates, Inc. We also encourage you to review all of the Partnership’s filings with the Securities and Exchange Commission (“SEC”), which are available online at www.energyresources12.com or www.sec.gov.

Sincerely,

Glade M. Knight

Chairman and Chief Executive Officer

Energy Resources 12 GP, LLC

Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Partnership to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such additional factors include, but are not limited to, the ability of the Partnership to implement its operating strategy; the ability of the Partnership to manage planned growth; the ability of the Partnership to provide liquidity opportunities for its limited partners; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the energy and capital markets; financing risks; litigation; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Partnership’s business. Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Partnership’s forward-looking statements is the potential increased adverse effect of COVID-19 on the Partnership’s business, financial performance and condition, operating results and cash flows, the oil and gas industry, and the global economy and financial markets. The significance, extent and duration of the impacts caused by the COVID-19 outbreak on the Partnership will depend on future developments, which are highly uncertain and cannot be predicted with confidence at this time, including the scope, severity and duration of the pandemic, the extent and effectiveness of the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.

Although the Partnership believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this letter will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Partnership or any other person that the results or conditions described in such statements or the objectives and plans of the Partnership will be achieved. Readers should carefully review the Partnership’s financial statements and the notes thereto, as well as the risk factors described in the Partnership’s filings with the SEC, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Partnership with the SEC on March 19, 2020 and the section entitled “Item 1A. Risk Factors” in the Quarterly Report on Form 10-Q filed by the Partnership with the SEC on November 12, 2020. Moreover, limited partners are cautioned to interpret many of the risks identified in the Partnership’s Annual Report on Form 10-K filed on March 19, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of COVID-19. Any forward-looking statement that the Partnership makes speaks only as of the date of this letter, and the Partnership undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.